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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        DATE OF REPORT (Date of earliest event reported): AUGUST 13, 2003



                             TOWER AUTOMOTIVE, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



                     1-12733                            41-1746238
          (Commission File Number)        (I.R.S. Employer Identification No.)


         5211 CASCADE ROAD SE - SUITE 300, GRAND RAPIDS, MICHIGAN 49546
               (Address of Principal Executive Offices) (Zip Code)


                                 (616) 802-1600
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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Item 9. Regulation FD Disclosure

         On August 13, 2003, the Registrant issued a press release announcing leadership changes. A copy of this press release follows below:

TOWER AUTOMOTIVE CHIEF FINANCIAL OFFICER RESIGNS


         GRAND RAPIDS, Michigan - August 13, 2003 - Tower Automotive Inc. (NYSE:
TWR) today announced that Ernie Thomas has resigned, effective today, as chief financial officer of the company.

         Thomas joined Tower as CFO in November 2002.

         "We appreciate the contributions that Ernie has made during his time with us," said Dug Campbell, president and chief executive officer of Tower Automotive. "He has given us a strong balance sheet focus from an operations perspective, and we wish him well in his future endeavors. We believe the depth of our current finance team is sufficient to manage during this transition."

         The company has launched a search for a successor for Thomas.

         Tower Automotive, Inc., is a global designer and producer of vehicle structural components and assemblies used by every major automotive original manufacturer, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Fiat, Hyundai/Kia, BMW, and Volkswagen Group. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. The company is based in Grand Rapids, Michigan. Additional company information is available at www.towerautomotive.com.

                                      # # #

CONTACTS:
Media Inquiries                                          Investor Inquiries
Bev Pierce        616-802-1630                           Dave Tuit  616-802-1591

This press release contains forward-looking statements relating to future results of the company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, general economic condition in the markets in which Tower operates, and other risks detailed from time to time in the company's Securities and Exchange Commission filings.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 TOWER AUTOMOTIVE, INC.



Date:  August 13, 2003              By:/s/ Dugald K. Campbell
                                      ------------------------------------------
                                    Name: Dugald K. Campbell
                                    Title: President and Chief Executive Officer